WASHINGTON, D.C.

                                           FORM 8-K

                                 CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934


                               September 28, 1999
                   Date of Report (date of earliest event reported)


                      ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.
                   (Exact Name of Registrant as Specified in its Charter)


    California                           0-11038                 33-0644381
(State or Other                       (Commission           (IRS Employer Iden-
Jurisdiction of                       File Number)            tification Number)
Incorporation)


                          10675 Sorrento Valley Road, Suite 200
                               San Diego, California  92121
                             (Address of Principal Executive Offices
                                      Including Zip Code)

                                     (619) 657-0100
                                 (Registrant's Telephone Number,
                                      Including Area Code)

Item 2.  Acquisition or Disposition of Assets.

         On September 28, 1999, Advanced Remote Communications Solutions, Inc., a California corporation ("ARCOMS"), completed the acquisition of Innovative Communication Technologies, Inc., a Maryland corporation ("ICTI Maryland"). The acquistion was effected by means of a merger through which ICTI Maryland was merged with and into ARCOMS' wholly-owned subsidiary, Innovative Communication Technologies, Inc., a Delaware corporation ("ICTI Delaware"). ICTI Delaware will continue ICTI Maryland's business of the design and implementation of bandwidth efficient multi-media satellite networks.

         Pursuant to the terms of an Agreement and Plan of Reorganization dated as of August 1, 1999 (the "Merger Agreement"), ARCOMS issued an aggregate of 1,665,000 shares of its no par value common stock (the "Stock") to Mohammed G. Abutaleb, David J. Megel, Jeffrey R. Jacobson and James C. Crichton, who were the shareholders of ICTI Maryland (collectively, the "ICTI Shareholders"). The Merger Agreement also provided for (a) the payment by ARCOMS of an aggregate of $1,500,000 in cash to the ICTI Shareholders; (b) the issuance of negotiable promissory notes by ARCOMS to the ICTI Shareholders in the aggregate principal amount of $500,000; and (c) the issuance of non-negotiable promissory notes by ARCOMS to the ICTI Shareholders in the aggregate amount of $500,000. A portion of the principal amount of the non-negotiable notes may be subject to reduction if ICTI Delaware does not meet certain revenue targets. In addition, the cash portion of the purchase price is subject to adjustment based on the book value of ICTI Maryland as of the Closing Date. ARCOMS also agreed to issue options to acquire up to 400,000 shares to officers, employees and consultants of ICTI pursuant to ARCOMS' 1999 Stock Option Plan.

         The funds for the cash payments to the ICTI Shareholders were from ARCOMS' working capital.

         After the acquisition, the ICTI Shareholders will be employed by ICTI Delaware under employment agreements entered into between ARCOMS, ICTI Delaware, and each of the ICTI Shareholders. Each of the ICTI Shareholders also entered into an agreement not to compete with ICTI Delaware's business for a period of time.

         The consideration for the acquisition and the terms of the employment and non-compete agreements were negotiated at arms' length. In determining those terms, ARCOMS considered, among other factors: (i) the technology of ICTI Maryland; (ii) ICTI Maryland's client base; (iii) the synergies between ICTI Maryland and ARCOMS' operations; (iv) the historical revenues and operations of ICTI Maryland ; and (v) the potential contributions of the ICTI Shareholders to ARCOMS' business.

         The foregoing description of the transactions contemplated by the Merger Agreement, and the ancillary agreements entered into therewith, is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired

To be filed by amendment within 75 days from consummation of the merger.

(b)  Pro Forma Financial Information.

To be filed by amendment within 75 days from consummation of the merger.

( c)  Exhibits

Exhibit
Number       Description

2.1                Agreement of Merger and Plan of Reorganization by and among:
                   Advanced Remote Communication Solutions, Inc.
                   a California corporation
                   Innovative Communications Technologies, Inc..
                   a Maryland corporation; and
                   Innovative Communications Technologies, Inc., a Delaware corporation and the Shareholders of
                   Innovative Communications Technologies, Inc., a Maryland corporation







     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 7, 1999
                                             ADVANCED REMOTE COMMUNICATION
                                             SOLUTIONS, INC.


                                             BY: /S/ MICHAEL SILVERMAN,
                                             CHAIRMAN OF THE BOARD